Exhibit 5.3

Faegre Baker Daniels LLP 2200 Wells Fargo Center ▼ 90 South Seventh Street Minneapolis ▼ Minnesota 55402-3901 Phone +1 612 766 7000 Fax +1 612 766 1600

August 16, 2016

DJO Finance LLC

DJO Finance Corporation

1430 Decision Street

Vista, California 92081

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by DJO Finance LLC, a Delaware limited liability company (“DJOFL”), DJO Finance Corporation, a Delaware corporation (“DJO Corp.,” and together with DJOFL, the “Issuers”), and certain subsidiaries of DJOFL named therein (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) on August 16, 2016, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, we have been requested to render our opinion with respect to certain of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Issuers’ $298,436,000 aggregate principal amount of 10.75% Third Lien Notes due 2020 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

The Exchange Notes and the Guarantees are to be offered in exchange for the Issuers’ outstanding $298,436,000 aggregate principal amount of 10.75% Third Lien Notes due 2020 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture dated as of May 7, 2015 (the “Indenture”) among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) and Third Lien Agent (as defined in the Indenture).

In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

(i) the Registration Statement; and

(ii) the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.

DJO Finance LLC	August 16, 2016
DJO Finance Corporation

We have also examined the articles of incorporation, bylaws and certain corporate records of Empi, Inc., a Minnesota corporation and one of the Guarantors (the “Minnesota Guarantor”), and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In establishing certain facts material to our opinions (including whether the Minnesota Guarantor constitutes a “related organization” of the Issuers and of the other Guarantors for purposes of Section 302A.501 of the Minnesota Statutes), we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of officers of the Minnesota Guarantor reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters.

Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

1. The Indenture has been duly authorized, executed and delivered by the Minnesota Guarantor.

2. The Minnesota Guarantor has duly authorized its Guarantee of the Exchange Notes.

3. The execution and delivery by the Minnesota Guarantor of the Indenture and its Guarantee of the Exchange Notes do not violate any provision of statutory law or regulation of the State of Minnesota applicable to the Minnesota Guarantor.

The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

(a) In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, (i) the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents, (ii) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement, (iii) that the Exchange Notes will be substantially in the form attached to the Indenture and any information omitted from such form will be properly added, and (iv) that the Exchange Notes will be duly executed and delivered by the Issuers and duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture.

(b) This opinion is limited to the laws of the State of Minnesota.

DJO Finance LLC	August 16, 2016
DJO Finance Corporation

We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By	/s/ Jennifer R. Mewaldt
Jennifer R. Mewaldt